Exhibit 99.1

Contacts: Rob Stewart Investor Relations Tel (949) 480-8300 Fax (949) 480-8301

FOR RELEASE
June 11, 2007

SEC DECLARES COMBIMATRIX S-1
REGISTRATION STATEMENT EFFECTIVE

SPLIT OFF OF COMBIMATRIX CORPORATION TO OCCUR ON AUGUST 15, 2007

NEWPORT BEACH, Calif. - (BUSINESS WIRE) - June 11, 2007 - Acacia Research Corporation (Nasdaq: ACTG:CBMX) and CombiMatrix Corporation announced today that, on June 8, 2007 the U. S. Securities and Exchange Commission declared the effectiveness of CombiMatrix’s S-1 registration statement. Following the redemption period required by Acacia’s Articles of Incorporation, on August 15, 2007, (“Redemption Date”) CombiMatrix Corporation will split off from Acacia Research Corporation through the redemption of all outstanding shares of Acacia Research-CombiMatrix common stock (Nasdaq:CBMX).

On the Redemption Date, every ten (10) shares of Acacia Research-CombiMatrix common stock outstanding on August 15, 2007, will be redeemed for one (1) share of common stock of CombiMatrix Corporation. CombiMatrix Corporation common stock is scheduled to begin trading on the Nasdaq Capital Market at 9:00 a.m. Eastern Time on August 15, 2007, under the symbol CBMXD. Following 20 days of trading, CombiMatrix Corporation common stock will trade under the symbol CBMX. Until August 15, 2007, Acacia Research-CombiMatrix common stock will continue to trade on Nasdaq under the symbol CBMX.

“CombiMatrix will become a separate public company on the date of the split-off.  Acacia Research Corporation will continue to trade on the National NASDAQ Market under the ACTG symbol," commented Paul Ryan, Chairman and CEO of Acacia Research.

“The separation of our two companies will enable each to execute its business independently, and we are excited about the future prospects of our company as we re-invent ourselves with a focus on molecular diagnostics and personalized medicine,” said Dr. Amit Kumar, President and CEO of CombiMatrix Corporation.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of jurisdiction. The shares of common stock may only be offered by means of a prospectus. Copies of the prospectus are on file with the Securities and Exchange Commission.

ABOUT ACACIA RESEARCH COPORATION

Acacia Research Corporation comprises two operating groups: Acacia Technologies Group and CombiMatrix Group.

The CombiMatrix group is developing a platform technology to rapidly produce tailored-content arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

 The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 71 patent portfolios covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, resource scheduling, spreadsheet automation, and user activated Internet advertising.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies Group and the CombiMatrix Group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.